SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) October 16, 2003


                             DRS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)




  Delaware                          1-08533                     13-2632319
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(State or Other Jurisdiction       (Commission               (IRS Employer
  of Incorporation)                File Number)              Identification No.)


5 Sylvan Way, Parsippany, New Jersey                                07054
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(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code         (973) 898-1500
                                                        -----------------------


                                      None
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 5. Other Events.

         On October 16, 2003, DRS Technologies, Inc. (DRS) issued a press release announcing the terms of an offering of $350 million of its 6-7/8% senior subordinated notes due 2013. The transaction is expected to close on October 30, 2003.

         DRS intends to use the net proceeds from the offering, together with a portion of its available cash and initial borrowings under an amended and restated credit facility, to fund the merger of Integrated Defense Technologies, Inc. (NYSE: IDE) into a wholly-owned subsidiary of DRS, to repay certain of its and Integrated Defense Technologies' outstanding indebtedness, and to pay related fees and expenses. Pending the consummation of the transaction and certain other events, the proceeds of the offering will be held in escrow. The notes are subject to special redemption on December 16, 2003 at a redemption price equal to 100 percent of the aggregate principal amount of the notes, plus accrued interest to the date of redemption, in the event that the merger and other events are not consummated by December 15, 2003.

         The notes due 2013 have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1     Registrant's Press Release, dated October 16, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                DRS TECHNOLOGIES, INC.




Dated:   October 16, 2003       By:      /s/ RICHARD A. SCHNEIDER
                                         ------------------------
                                Name:    Richard A. Schneider
                                Title:   Executive Vice President,
                                         Chief Financial Officer







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                                  EXHIBIT INDEX


Exhibit No.       Description

       99.1       Registrant's Press Release, dated October 16, 2003